Exhibit 10.04(a)


THIS DEED OF ASSIGNMENT is made the 17th day of April one thousand nine hundred and eighty-six (1986) between KILN TECHNIQUE (PRIVATE) LIMITED a company incorporated in the Republic of Singapore and having its registered office at 4 Gul Crescent, Jurong, Singapore (hereinafter called "the Company") of the first part, PAUL MA KAH WHO, RICHARD LAW WAY YING AND MICHAEL NG WEI TECK ALL OF m/S Peat Marwick & Co of 16 Raffles Quay, #22-00, Hong Leong Building, Singapore 0104 (hereinafter called "the Receivers") of the second part and NELCO PRODUCTS PTE. LTD. a company incorporated in the Republic of Singapore and having its registered office at 24, Raffles Place, #23-01, Clifford Centre, Singapore (hereinafter called "the Assignee") of the third part.

     WHEREAS by an Agreement for Lease dated the 26th day of May 1982 (hereinafter referred to as "the Principal Agreement") made between THE JURONG TOWN CORPORATION a body corporate incorporated under the Jurong Town Corporation Act (hereinafter called "the JTC") of the one part and the Company of the other part the JTC granted to the Company a lease of the land and premises described in the Schedule hereto (hereinafter referred to as "the said land and premises") for the term of 30 years from the 1st day of September 1981 at the yearly rent and upon the terms and conditions set out therein.

     AND WHEREAS the Receivers were on the 12th day of March 1985 appointed the Receivers and Managers of the Company by the European Asian Bank Aktiengesellschaft pursuant to two Debentures dated the 2nd day of December 1980 and the 29th day of March 1982 respectively issued by the Company in favour of the said Bank.

     AND WHEREAS the Receivers have agreed to sell the said land and premises and all its right title interest and benefit in the Principal Agreement to the Assignee at the price of Dollars Five hundred and twenty thousand
($520,000.00).

     AND WHEREAS the JTC has consented to the said sale and purchase of the said land and premises and the Company's right title interest and benefit in the Principal Agreement between the parties hereto subject to the terms and conditions contained in their letter of consent dated the 22nd day of March 1986 to M/s Shook Lin & Bok, solicitors for the Receivers.

     NOW THIS DEED WITNESSETH as follows:

1. In pursuance of the said agreement and in consideration of the sum of Dollars Five hundred and twenty thousand ($520,000.00) paid by the Assignee to the Receivers with the consent of the Company on or before the execution of these presents (the receipt whereof the Receivers and the Company hereby respectively acknowledge) the Company as beneficial owner by the direction of the Receivers HEREBY ASSIGNS unto the Assignee ALL that the Principal Agreement and the full benefit and burden thereof and all remedies for enforcing the same together with all estate and interest of the Company in the said land and premises and together with the benefit of all payments made to the JTC under and/or pursuant to the Principal Agreement by the Company TO HOLD the same unto the Assignee absolutely subject to the terms and conditions and covenants contained in the Principal Agreement.

2. With the object of affording to the Company a full indemnity in respect of any future breach of any of the covenants and conditions contained in the Principal Agreement but not further or otherwise the Assignee hereby covenants with the Company that the Assignee its successors and assigns will henceforth observe and perform all the said covenants and conditions and will indemnify the Company from and against all claims and demands in respect thereof so far as the same affect the said land and premises and are still subsisting and capable of taking effect.

3. The Company hereby agrees and undertakes at the cost and expense of the Assignee to do and execute all such acts and deeds and if necessary to procure such other parties to join and/or direct the JTC to execute the Lease or other assurance of the said land and premises to the Assignee.

4. (a) For the purpose of giving effect to the aforesaid the Company HEREBY IRREVOCABLY APPOINTS the Assignee to be its attorney and in the name of the Company to do all or any of the following acts or things:

     (1) to take and accept delivery of the Lease and such other documents of title relating to the said land and premises from the JTC subject to such stipulations provisions and conditions as contained in the Principal Agreement;
     (2) to execute deliver and otherwise perfect the said Lease of the said land and premises in favour of the Assignee and if necessary to join in to the said Lease of the said land and premises and to register the same with the proper authority;
     (3) to authorize and direct the JTC and such other necessary parties to execute the said Lease of the said land and premises in favour of the Assignee;
     (4) for all or any of the purposes aforesaid to execute sign seal deliver and otherwise perfect the said Lease and all other deed instruments and documents whatsoever relating to the said land and premises;
     (5) to institute commence and take whatever action legal or otherwise that the Assignee may deem necessary under the terms of the Principal Agreement against the JTC or any other necessary parties thereto;
     (6) to appoint substitute Attorney or Attorneys under or in place of the Attorney hereby appointed with the same or with more limited powers as the Assignee shall in its absolute discretion deem proper; and
     (7) to engage the services of accountants solicitors valuers and such other professional required for the said land and premises or pertaining to the enforcement of the rights under the Principal Agreement.

     And the Company hereby declares that the said lease and all other deeds instruments and documents executed by the Assignee of any substituted Attorney appointed by virtue of the provisions hereof on behalf of the Company or any servant or agent nominated by the Assignee aforesaid shall be as good valid and effectual to all intents and purposes whatsoever as if the same had been duly and properly executed by the Company and the Company hereby undertake to ratify and confirm the said Lease and all other deeds instruments and documents lawfully executed by virtue of the authority and power hereby conferred.

          (b) The Company hereby further declares that the powers and authority hereby conferred are given for valuable consideration and shall remain irrevocable for a period expiring only on the issuance of the lease by JTC in favour of the Assignee.

     IN WITNESS whereof the Receivers and Managers of the Company have hereunto set their hands and seals and the Company and the Assignee has hereunto caused their respective Common Seals to be affixed the day and year first above written.

               THE SCHEDULE ABOVE REFERRED TO

      ALL that piece of land known as Lot 603 of Mukim 7 at Jalan Burob, Jurone (also known as Private Lot A7163) and situate in the Republic of Singapore as shown edged red on the plan annexed to the Principal Agreement containing an area of 7,169.9 square metres.

     TOGETHER with the buildings and all installations erected or to be erected thereon.

The Common Seal of KILN       )
TECHNIQUE (PRIVATE) LIMITED   )
was hereunto affixed in the   )
presence of:             )

/s/ Wang Wang Chew
Official Receiver and Liquidator

SIGNED SEALED and DELIVERED   )         /s/Paul Ma Kah Woh
by PAUL MA, RICHARD LAW and   )         /s/Richard Law Way
Ying
MICHAEL NG as the Receivers   )         /s/Michael NG Wei
Teck
and Managers of KILN          )
TECHNIQUE (PRIVATE) LIMITED   )
in the presence of

/s/----------------

The Common Seal of NELCO )
PRODUCTS PTE. LTD. was        )
hereunto affixed in the       )
presence of:

/s/ Director
/s/ Secretary







     On this 10th day of April A.D. 1986 before me, Wan Fook Fang an Advocate and Solicitor of the Supreme Court of the Republic of Singapore practising in Singapore personally appeared PAUL MA, RICHARD LAW and MICHAEL NG as Receivers and Managers of KILN TECHNIQUE (PRIVATE) LIMITED, who of my own personal knowledge I know to be the identical persons whose names "PAUL MA KAH WOH", "RICHARD LAW WAY YING" and "MICHAEL NG WEi TECK" are subscribed to the above written instrument and acknowledge that they had voluntarily executed this instrument at Singapore.

     Witness my hand
               /s/Wan Fook Fang

     I, MARGARET CHEW POH KWAN an Advocate and Solicitor of the Supreme Court of the Republic of Singapore practising in Singapore hereby certify that on the 17th day of April A.D. 1986 the Common Seal of NELCO PRODUCTS PTE. LTD. was duly affixed to the above written instrument at Singapore in my presence in accordance with the regulations of the Company (which regulations have been produced and shown to me).

     Witness my hand this 17th day of April 1986
               /s/Margaret Chew Poh Kwan





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